SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2003

ACE*COMM Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland 20878

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 721-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On January 7, 2003, ACE*COMM Corporation issued a press release announcing the sale of 475,000 (4.8562%) shares of its common stock to Westlake Development Company, Inc. for an aggregate purchase price of $475,000 (4.8562%). A copy of the press release announcing the sale is attached hereto as Exhibit 99.1

Item 7. Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

     99.1 Press release, dated January 7, 2003, announcing the sale of 475,000 shares of common stock to Westlake Development Company, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)

Date: January 16, 2003	/s/ Steven R. Delmar Name: Steven R. Delmar
Title: Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated January 7, 2003, announcing the sale of 475,000 shares of common stock to Westlake Development Company, Inc.